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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE
FOR FURTHER INFORMATION CONTACT:
Investment Community:                                  Media:
Gina Haggerty                                          John Snyder
(800) 261-5960                                         Snyder Investor Relations
gina.haggerty@wwireless.com                            Phone (206) 262-0291
                                                       Fax (206) 262-0294
                                                       john@snyderir.com


         WESTERN WIRELESS ANNOUNCES FIRST QUARTER 2001 FINANCIAL RESULTS

       - DOMESTIC EBITDA OF $91 MILLION, A 37% INCREASE OVER PRIOR YEAR -

     BELLEVUE, Wash. (May 10, 2001) -- Western Wireless Corporation (NASDAQ:
WWCA), a leading provider of communication services to rural America, announced today its financial and operating results for the first quarter ended March 31, 2001.

     "Western Wireless is strategically well positioned for continued growth and success," said John W. Stanton, chairman and chief executive officer of Western Wireless. "Domestically, our network is the second largest network in geographic coverage, and this past quarter we added our second digital technology within that network. Western Wireless International successfully launched in Ireland, and now offers service in 8 countries."

TOTAL COMPANY RESULTS
     The company reported revenues of $236.5 million for the quarter, up 35% over the same quarter a year ago. Consolidated EBITDA (operating income before non-cash charges) in the first quarter was $71.6 million, compared to $65.1 million in the same quarter last year. Net loss from continuing operations was $17.3 million, a loss of $.22 per basic share for the quarter. Capital expenditures were $65.0 million for the first quarter of 2001.

     DOMESTIC RESULTS

     Mikal Thomsen, president and chief operating officer of Western Wireless, commented, "This year is off to a strong start, with domestic EBITDA of $91.0 million, an increase of 37% over the prior year first quarter. Additionally, we continued to expand our wireless residential service reach this quarter, initiating service in rural communities of Texas."


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     During the first quarter of 2001, subscribers increased by 37,000, to
1,086,500. Service revenues increased 28 percent from the same quarter a year ago to $215.4 million. EBITDA for the quarter was $91.0 million, a 37 percent increase over the first quarter of 2000. Capital expenditures were $25.1 million.

     WESTERN WIRELESS INTERNATIONAL

      Western Wireless International (WWI) operating companies added 124,000 customers in eight countries, to end the quarter with 802,000 total customers. Proportionate subscribers totaled 199,200 at the end of the first quarter. International EBITDA loss was $19.4 million and capital expenditures were $39.9 million. WWI operating companies held an interest in international licenses in 9 countries at the end of the first quarter.


CONFERENCE CALL
     On May 10 at 1:30 PM PT, a conference call will be held to discuss the first quarter operating and financial results. Investors can access Western Wireless' earnings conference call and replay by accessing the company's website at www.wwireless.com/investor/investor.htm. Dial-up number for the call is 888/303-1861 and the access code is 18635336. A separate dial-up replay number is available until the close of business on Friday, May 18, 2001. The replay number is 800/633-8284 and the access code is 18635336.

     Located in Bellevue, Wash., Western Wireless Corp. is a leading provider of wireless communications services in the western United States and abroad. It currently offers cellular service marketed under the Cellular One(R) name in 19 western states. Through its subsidiaries, Western Wireless is licensed to offer wireless service in 9 countries.



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                          WESTERN WIRELESS CORPORATION
          CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
                  (Dollars in thousands, except per share data)
                                    Unaudited

                                                                       Three months ended March 31,
                                                                      -----------------------------
                                                                          2001             2000
                                                                      ------------     ------------
Revenues:
      Subscriber revenues                                             $    151,932     $    122,598
      Roamer revenues                                                       61,612           44,649
      International revenues                                                12,817
      Equipment sales and other revenues                                    10,113            7,939
                                                                      ------------     ------------
                                    Total revenues                         236,474          175,186
                                                                      ------------     ------------
Operating expenses:
      Cost of service                                                       54,967           34,541
      Cost of equipment sales                                               16,413            9,923
      General and administrative                                            51,193           37,434
      Sales and marketing                                                   42,342           28,148
      Depreciation and amortization                                         42,619           29,743
      Stock based compensation                                               5,996            3,030
                                                                      ------------     ------------
                                    Total operating expenses               213,530          142,819
                                                                      ------------     ------------

Operating income                                                            22,944           32,367
                                                                      ------------     ------------
Other income (expense):
      Interest and financing expense, net                                  (42,112)         (31,713)
      Equity in net income (loss) of unconsolidated affiliates              (2,955)             205
      Other, net                                                               329              123
                                                                      ------------     ------------
                                    Total other expense                    (44,738)         (31,385)
                                                                      ------------     ------------
Minority interest in consolidated subsidiaries                               4,490              150
                                                                      ------------     ------------
Net income (loss) before cumulative change in accounting principle         (17,304)           1,132
Cumulative change in accounting principle                                   (5,580)
                                                                      ------------     ------------
                                    Net income (loss)                 $    (22,884)    $      1,132
                                                                      ============     ============
Basic income (loss) per share:
      Before cumulative change in accounting principle                $      (0.22)    $       0.01
      Cumulative change in accounting principle                              (0.07)
                                                                      ------------     ------------
Basic income (loss) per share                                         $      (0.29)    $       0.01
                                                                      ============     ============
Diluted income (loss) per share:
      Before cumulative change in accounting principle                $      (0.22)    $       0.01
      Cumulative change in accounting principle                              (0.07)
                                                                      ------------     ------------
Diluted income (loss) per share                                       $      (0.29)    $       0.01
                                                                      ============     ============
Weighted average shares outstanding:
      Basic                                                             78,338,000       77,731,000
                                                                      ============     ============
      Diluted                                                           78,338,000       80,342,000
                                                                      ============     ============
Comprehensive loss:
      Net income (loss)                                               $    (22,884)    $      1,132
      Unrealized loss on marketable securities:
                                    Unrealized holding loss                 (5,462)
                                    Reclassification adjustment             (1,984)
                                                                      ------------
                                         Net unrealized loss                (7,446)
                                                                      ------------
      Foreign currency translation                                            (374)          (5,166)
      Unrealized loss on hedges                                             (1,172)
                                                                      ------------     ------------
Total comprehensive loss                                              $    (31,876)    $     (4,034)
                                                                      ============     ============




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                          WESTERN WIRELESS CORPORATION
                  SUPPLEMENTARY FINANCIAL AND OPERATIONAL DATA
                  (Dollars in thousands, except per share data)
                                   (Unaudited)

                                                                                Three months ended March 31, 2001        March
                                                                      --------------------------------------------    -----------
                                                                          WWC        International    Consolidated       2000
                                                                      -----------    -------------    ------------    -----------
Revenues:
      Subscriber revenues                                             $   151,932     $               $   151,932     $   122,598
      Roamer revenues                                                      61,612                          61,612          44,649
      International revenues                                                               12,817          12,817
      Equipment sales and other revenues                                   10,113                          10,113           7,939
                                                                      -----------     -----------     -----------     -----------
                                    Total revenues                        223,657          12,817         236,474         175,186
                                                                      -----------     -----------     -----------     -----------
Operating expenses:
      Cost of service                                                      47,630           7,337          54,967          34,541
      Cost of equipment sales                                              12,321           4,092          16,413           9,923
      General and administrative                                           41,140          10,053          51,193          37,434
      Sales and marketing                                                  31,604          10,738          42,342          28,148
      Depreciation and amortization                                        37,485           5,134          42,619          29,743
      Stock based compensation                                              1,323           4,673           5,996           3,030
                                                                      -----------     -----------     -----------     -----------
                                    Total operating expenses              171,503          42,027         213,530         142,819
                                                                      -----------     -----------     -----------     -----------

Operating income (loss)                                                    52,154         (29,210)         22,944          32,367
                                                                      -----------     -----------     -----------     -----------
Other income (expense):
      Interest and financing expense, net                                 (37,924)         (4,188)        (42,112)        (31,713)
      Equity in net income (loss) of unconsolidated affiliates               (565)         (2,390)         (2,955)            205
      Other, net                                                             (706)          1,035             329             123
                                                                      -----------     -----------     -----------     -----------
                                    Total other expense
                                                                          (39,195)         (5,543)        (44,738)        (31,385)
                                                                      -----------     -----------     -----------     -----------

Minority interest in consolidated subsidiaries                                              4,490           4,490             150
                                                                                      -----------     -----------     -----------

Net income (loss) before cumulative change in accounting principle         12,959         (30,263)        (17,304)          1,132

Cumulative change in accounting principle                                  (6,600)          1,020          (5,580)
                                                                      -----------     -----------     -----------     -----------
                                    Net income (loss)                 $     6,359     $   (29,243)    $   (22,884)    $     1,132
                                                                      ===========     ===========     ===========     ===========


EBITDA (1)                                                            $    90,962     $   (19,403)    $    71,559     $    65,140
                                                                      ===========     ===========     ===========     ===========
Ending Domestic Subscribers                                             1,086,500
                                                                      ===========
Ending International Proportionate Subscribers                                            199,200
                                                                                      ===========
(1) EBITDA represents operating income before non-cash charges
